As filed with the Securities and Exchange Commission on October 26, 2000
                                                   Registration No. ____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              POORE BROTHERS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   86-0786101
                      ------------------------------------
                      (IRS Employer Identification Number)

                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338
              -----------------------------------------------------
              (Address and Zip Code of Principal Executive Offices)


                   POORE BROTHERS, INC. 1995 STOCK OPTION PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENTS
                   -------------------------------------------
                            (Full Title of the Plan)

                                  ERIC J. KUFEL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              POORE BROTHERS, INC.
                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (623) 932-6200
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

================================================================================

                         CALCULATION OF REGISTRATION FEE
===========================================================================================

                                        Proposed Maximum   Proposed Maximum     Amount Of
Title Of Securities      Amount To Be    Offering Price       Aggregate        Registration
 To Be Registered        Registered(1)     Per Share        Offering Price        Fee(4)
-------------------------------------------------------------------------------------------
Common Stock, par value
  $0.01 per share            500,000      $2.28125(2)        $1,140,625(2)        $3,011
Common Stock, par value
  $0.01 per share          1,000,000         $1.61(3)        $1,610,640(3)        $4,252
===========================================================================================

(1) Of the shares of common stock, par value $.01 per share (the "Common Stock"), of Poore Brothers, Inc. (the "Registrant") being registered hereunder, (i) 500,000 shares are reserved for issuance upon the exercise of stock options available for grant under the Poore Brothers, Inc. 1995 Stock Option Plan (the "Plan"), and (ii) 1,000,000 shares are reserved for issuance pursuant to stock options granted to certain affiliates of the Registrant pursuant to Non-Qualified Stock Option Agreements (the "Non-Plan Stock Option Agreements"). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such number of additional shares of Common Stock as may become available for issuance pursuant to the Plan to reflect certain changes in the Registrant's capital structure, including reorganizations, recapitalizations, stock splits, stock dividends, reverse stock splits and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) of the Securities Act based on the last sales price of the Common Stock as reported on the Nasdaq SmallCap Market on October 20, 2000, which was $2.28125.

(3) The registration fee has been calculated in accordance with Rule 457(h) of the Securities Act based on the aggregate exercise price of $1,610,640.00, the aggregate exercise price at which the stock options may be exercised, which averages $1.61 per share.

(4) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) and Section 6(b) under the Securities Act.

                                EXPLANATORY NOTE

         In accordance with General Instruction E of Form S-8, this Registration Statement is being filed by the Registrant for the purpose of registering: (i) an additional 500,000 shares of the Registrant's Common Stock reserved for issuance upon the exercise of stock options available for grant under the Plan; and (ii) 1,000,000 shares of the Registrant's Common Stock reserved for issuance pursuant to the Non-Plan Stock Option Agreements. The Registrant currently has an effective Registration Statement filed on Form S-8 (Commission File No. 333-26117) filed with the Securities and Exchange Commission (the "Commission") on April 29, 1997, covering: (i) 1,500,000 shares of Common Stock reserved for issuance upon the exercise of stock options granted or available for grant under the Plan; and (ii) 820,000 shares of Common Stock reserved for issuance pursuant to Non-Qualified Stock Option Agreements. Such previously filed Registration Statement included a Reoffer Prospectus. The Registrant hereby incorporates by reference into this Registration Statement the contents of such previously filed Registration Statement on Form S-8 (other than Items 1, 2, 3, 6 and 8); PROVIDED, HOWEVER, that a Reoffer Prospectus is being filed herewith, which supercedes and replaces the earlier Reoffer Prospectus as of the date hereof.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of the Registrant as specified in Rule 428(b)(1) under the Securities Act. Such documents are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

         As provided in Instruction C to Form S-8, any prospectus that is to be used for reoffers and resales of restricted securities issued under an employee benefit plan of the Registrant must be filed as part of a Registration Statement on Form S-8. Accordingly, this Registration Statement contains a Reoffer Prospectus that is to be used by affiliates of the Registrant who were granted stock options by the Registrant prior to the date hereof, with respect to reoffers and resales of shares of Common Stock acquired pursuant to the exercise of such stock options.

                               REOFFER PROSPECTUS

                                2,585,000 Shares

                              POORE BROTHERS, INC.

                                  Common Stock
                           (Par Value $.01 per Share)

         The shares of common stock, par value $.01 per share (the "Common Stock"), of Poore Brothers, Inc. ("Poore Brothers") offered hereby will be sold from time to time by certain shareholders of Poore Brothers described under the caption "Selling Shareholders" in this Prospectus. The shares offered hereby (the "Shares") include (i) 1,300,000 shares of Common Stock issuable upon the exercise of stock options granted by Poore Brothers to certain of its directors and officers under the Poore Brothers, Inc. 1995 Stock Option Plan (the "Plan"), and (ii) 1,285,000 shares of Common Stock issuable upon the exercise of stock options granted by Poore Brothers to certain of its directors and officers pursuant to Non-Qualified Stock Option Agreements entered into by and between Poore Brothers and such persons (such stock options referred to in (i) and (ii) being hereinafter referred to collectively as the "Options").

         The sales may occur in transactions in the over-the-counter market (quoted on the Nasdaq SmallCap Market) at prevailing market prices or in negotiated transactions. We will not receive proceeds from any of these sales. We are paying the expenses incurred in registering the Shares, but all selling and other expenses incurred by each of the Selling Shareholders will be borne by that Selling Shareholder.

         The Shares are "control securities" and/or "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), before their sale under this Prospectus. This Prospectus has been prepared for the purpose of registering the Shares under the Securities Act to allow for future sales by the Selling Shareholders, on a continuous or delayed basis, to the public without restriction. Each Selling Shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Securities Act.

         Our Common Stock is traded on the Nasdaq SmallCap Market under the symbol "SNAK." The last closing sales price per share of the Common Stock on the Nasdaq SmallCap Market on October 20, 2000 was $2.28125.

         Our principal executive offices are located at 3500 South La Cometa Drive, Goodyear, Arizona 85338, and our telephone number at that address is
(623) 932-6200.

     THE SHARES OFFERED HEREBY ARE SUBJECT TO CERTAIN RISKS WHICH SHOULD BE
       CAREFULLY CONSIDERED BY POTENTIAL INVESTORS. FOR MORE INFORMATION,
                 PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 5.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is October 26, 2000.

                                TABLE OF CONTENTS

Available Information........................................................  2
Documents Incorporated By Reference..........................................  3
Cautionary Statement Regarding Forward-Looking Statements....................  4
The Company..................................................................  4
Risk Factors.................................................................  5
Use of Proceeds.............................................................. 10
Selling Shareholders......................................................... 11
Plan of Distribution......................................................... 11
Legal Matters................................................................ 12


                              AVAILABLE INFORMATION

         Pursuant to the Securities Act, Poore Brothers has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") of which this Prospectus is a part. This Prospectus does not contain all the information set forth in the Registration Statement, to which reference is hereby made for further information. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

         Poore Brothers is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information may be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Poore Brothers, that file electronically with the Commission. The address of this website is http://www.sec.gov. In addition, you may obtain information from the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, our Common Stock is quoted on the Nasdaq SmallCap Market System. Reports, proxy statements, informational statements and other information concerning Poore Brothers can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K. Street, N.W., Washington, D.C. 20006.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER WILL UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN POORE BROTHERS' AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Commission allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. The following documents which have been filed by Poore Brothers with the Commission are incorporated into this Prospectus by reference:

(a) Poore Brothers' Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

(b) Poore Brothers' Quarterly Report on Form 10-QSB for the three-month period ended March 31, 2000;

(c) Poore Brothers' Quarterly Report on Form 10-QSB for the three-month period ended June 30, 2000;

(d) Poore Brothers' Current Report on Form 8-K filed with the Commission on June 12, 2000, regarding the acquisition by Poore Brothers of Boulder Natural Foods, Inc. and Boulder Potato Company(TM)brand potato chips;

(e) Poore Brothers' Proxy Statement dated April 17, 2000 concerning its Annual Meeting of Shareholders held on May 22, 2000;

(f) All other reports filed by Poore Brothers pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

(g) The description of Poore Brothers' Common Stock contained in Poore Brothers' Registration Statement on Form SB-2 filed with the Commission on December 5, 1996 pursuant to the Securities Act (Registration No. 333-5594-LA), including any amendment or report filed for the purpose of updating such description.

         All documents filed by Poore Brothers after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the sale of all of the securities offered hereunder or the de-registration of all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Poore Brothers will provide without charge to you, upon the written or oral request, a copy of any and all of the documents referred to above which have been or may be incorporated by reference in this Prospectus. Requests for such copies of any document(s) should be directed to: Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, Arizona 85338; Attention: Senior Vice President and Chief Financial Officer. Our telephone number at that address is (623) 932-6200.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus, including all documents incorporated by reference, includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 12E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and Poore Brothers desires to take advantage of the "safe harbor" provisions thereof. Therefore, we are including this statement for the express purpose of taking advantage of the protections of the safe harbor with respect to all of such forward-looking statements. In this Prospectus, the words "anticipates," "believes," "expects," "intends," "estimates," "projects," "will likely result," "will continue," "future" and similar terms and expressions identify forward-looking statements. The forward-looking statements in this Prospectus reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including specifically our brief operating history and significant operating losses to date, the probability that Poore Brothers will need additional financing due to continued operating losses or in order to implement our business strategy, the possible diversion of management resources from the day-to-day operations of Poore Brothers as a result of our pursuit of strategic acquisitions; potential difficulties resulting from the integration of acquired businesses with our business, other acquisition-related risks, significant competition, risks related to the food products industry, volatility of the market price of our Common Stock, the possible de-listing of our Common Stock from the Nasdaq SmallCap Market and those other risks and uncertainties discussed herein, that could cause actual results to differ materially from historical results or those anticipated. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Registration Statement on Form S-8 will in fact transpire or prove to be accurate. Readers are cautioned to consider the specific risk factors described herein and in "Risk Factors," and not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that may arise after the date hereof. All subsequent written or oral forward-looking statements attributable to Poore Brothers or persons acting on our behalf are expressly qualified in their entirety by this section.

                                   THE COMPANY

         Poore Brothers is engaged in the production, marketing and distribution of distinctive salty snack food products that are sold primarily through grocery retail chains in the southwestern United States and through vend distributors across the United States. Poore Brothers manufactures and sells its own brands of salty snack food products including Poore Brothers(R), Bob's Texas Style(R) and Boulder Potato Company(TM) brand batch-fried potato chips, Tato Skins(R) brand potato snacks, Pizzarias(R) brand pizza chips, and O'Boisies(R) brand potato crisps, manufactures private label potato chips for grocery store chains, and distributes and merchandises snack food products that are manufactured by others. Poore Brothers generally sells its products to retailers and vend operators through independent distributors.

         Poore Brothers(R), Bob's Texas Style(R) and Boulder Potato Company(TM) potato chips are manufactured with a batch-frying process that Poore Brothers believes produces potato chips with enhanced crispness and flavor. Poore Brothers offers its brand name potato chips in a total of fourteen flavors. Poore Brothers also manufactures potato chips for sale on a private label basis using a continuous frying process. Poore Brothers currently has three California and three Arizona grocery chains as customers for its private label potato chips. Poore Brothers' potato chips are manufactured at a Company-owned facility in Goodyear, Arizona.

         Since Poore Brothers' October 1999 acquisition of Wabash Foods, LLC ("Wabash Foods"), Poore Brothers has produced Tato Skins(R) brand potato crisps, Pizzarias(R) brand pizza chips, and O'Boisies(R) brand potato crisps utilizing a sheeting and frying process that includes patented technology. Poore Brothers licenses the patented technology from a third party and has an exclusive right to use the technology within North America until the patents expire between 2004 and 2006. These products are offered in a total of five flavors and are manufactured at a plant in Bluffton, Indiana which is leased by Poore Brothers. Poore Brothers also produces tortilla chips at the Indiana plant on a private label basis for snack food manufacturers.

         Poore Brothers' business objective is to be a leading manufacturer, marketer and distributor of distinctive branded and private label salty snack foods by providing high quality products at competitive prices that are superior in taste, texture, flavor variety and brand personality to comparable products. Poore Brothers' philosophy is to compete in the market niches not served by the dominant national competition. A significant element of Poore Brothers' growth strategy is to pursue additional strategic acquisition opportunities. Poore Brothers plans to acquire snack food brands that provide strategic fit and possess strong brand equity in a geographic region or channel of distribution in order to expand, complement or diversify Poore Brothers' existing business. To assist in this strategy, Poore Brothers has retained Stifel, Nicolaus & Company, Incorporated ("Stifel"), a regional investment banking and brokerage firm, as Poore Brothers' financial advisor to assist Poore Brothers in connection with strategic acquisitions. Poore Brothers also plans to increase sales of its existing products, increase distribution and merchandising revenues and continue to improve its manufacturing capacity utilization.

         Poore Brothers' executive offices are located at 3500 South La Cometa Drive, Goodyear, Arizona 85338, and its telephone number is (623) 932-6200.

                                  RISK FACTORS

         This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before deciding to invest in the share of Common Stock.

WE HAVE A BRIEF OPERATING HISTORY AND HAVE INCURRED SIGNIFICANT LOSSES TO DATE.

         Although certain of Poore Brothers' subsidiaries have operated for several years, Poore Brothers as a whole has a relatively brief operating history upon which an evaluation of its prospects can be made. Such prospects are subject to the substantial risks, expenses and difficulties frequently encountered in the establishment and growth of a new business in the snack food industry, which is characterized by a significant number of market entrants and intense competition. Poore Brothers had significant operating losses prior to fiscal 1999. Poore Brothers incurred net losses of $3,034,097 and $874,091 for the fiscal years ended December 31, 1997 and 1998, respectively, and net income for the fiscal year ended December 31, 1999 of $74,240. At December 31, 1999, Poore Brothers had an accumulated deficit of $6,261,784 and net working capital of $780,086. At September 30, 2000, Poore Brothers had an accumulated deficit of $5,587,646 and net working capital of $740,548. Even if Poore Brothers is successful in making additional strategic acquisitions, increasing distribution and sales volume of Poore Brothers' existing products and developing new products, it may be expected to incur substantial additional expenses, including integration costs of recently completed and future acquisitions, advertising and promotional costs, and "slotting" expenses (i.e., the cost of obtaining shelf space in certain grocery stores). Accordingly, Poore Brothers may incur additional losses in the future as a result of the implementation of Poore Brothers' business strategy, even if revenues increase significantly. There can be no assurance that Poore Brothers' business strategy will prove successful or that Poore Brothers will be profitable in the future.

WE WILL LIKELY NEED ADDITIONAL FINANCING IN THE FUTURE. A FAILURE TO OBTAIN SUCH FINANCING WOULD LIKELY HAVE A MATERIAL ADVERSE IMPACT ON OUR ABILITY TO EXECUTE OUR BUSINESS STRATEGY.

         A significant element of Poore Brothers' business strategy is the pursuit of selected strategic acquisition opportunities for the purpose of expanding, complementing and/or diversifying Poore Brothers' business. In connection with each of Poore Brothers' recent acquisitions, Poore Brothers has borrowed funds to finance the purchase price paid by Poore Brothers. It is likely that in the future Poore Brothers will require funds in excess of cash flow generated from operations in order to consummate any additional acquisitions involving cash consideration to the sellers. Any such funds would most likely be obtained through third party financing (debt or equity). In addition, Poore Brothers may, in the future, require third party financing (debt or equity) as a result of continued operating losses or expansion of Poore Brothers' business through non-acquisition means. There can be no assurance that any such required financing will be available or, if available, on terms attractive to Poore Brothers. Any third party financing obtained by Poore Brothers may result in dilution of the equity interests of Poore Brothers' shareholders.

OUR PURSUIT OF STRATEGIC ACQUISITIONS, WHICH COMPRISES A SIGNIFICANT ELEMENT OF OUR BUSINESS STRATEGY, INVOLVES SUBSTANTIAL RISKS.

         A significant element of Poore Brothers' business strategy is the pursuit of selected strategic acquisition opportunities for the purpose of expanding, complementing and/or diversifying Poore Brothers' business; however, no assurance can be given that Poore Brothers will be able to identify, finance and complete additional suitable acquisitions on acceptable terms, or that future acquisitions, if completed, will be successful. Poore Brothers' recently completed acquisitions of Wabash Foods and Boulder, as well as any future acquisitions, could divert management's attention from the daily operations of Poore Brothers and otherwise require additional management, operational and financial resources. Moreover, there is no assurance that Poore Brothers would successfully integrate acquired companies or their management teams into Poore Brothers' operating structure, retain management teams of acquired companies on a long-term basis, or operate acquired companies profitably. Acquisitions may also involve a number of other risks, including adverse short-term effects on Poore Brothers' operating results, dependence on retaining key personnel and customers, amortization of acquired intangible assets, and risks associated with unanticipated liabilities or contingencies.

WE HAVE INCURRED SUBSTANTIAL INDEBTEDNESS IN THE EXECUTION OF OUR BUSINESS STRATEGY. WE ARE SUBJECT TO VARIOUS FINANCIAL COVENANTS IN CONNECTION WITH OUR INDEBTEDNESS AND THE FAILURE TO COMPLY WITH SUCH FINANCIAL COVENANTS COULD RESULT IN THE ACCELERATION OF ALL OR A PORTION OR OUR INDEBTEDNESS.

         At September 30, 2000, Poore Brothers had outstanding 9% Convertible Debentures due July 1, 2002 (the "9% Convertible Debentures") in the aggregate principal amount of $1,354,889 and outstanding indebtedness under a credit agreement (the "U.S. Bank Credit Agreement") with U.S. Bank National Association ("U.S. Bank") in the aggregate principal amount of $7,570,053. The indebtedness under the 9% Convertible Debentures and the U.S. Bank Credit Agreement is secured by substantially all of Poore Brothers' assets. Poore Brothers is required to comply with certain financial covenants pursuant to the loan agreement pursuant to which the 9% Convertible Debentures were issued (the "Debenture Loan Agreement") so long as the 9% Convertible Debentures are outstanding and pursuant to the U.S. Bank Credit Agreement so long as borrowings from U.S. Bank thereunder remain outstanding. Should Poore Brothers be in default under any of such covenants, the holders of the 9% Convertible Debentures and U.S. Bank, as applicable, shall have the right, upon written notice and after the expiration of any applicable period during which such default may be cured, to demand immediate payment of all of the then unpaid principal and accrued but unpaid interest under the 9% Convertible Debentures or pursuant to the U.S. Bank Credit Agreement, respectively. At September 30, 2000, Poore Brothers was in compliance with all financial covenants under the Debenture Loan Agreement (including working capital, minimum shareholders' equity, current ratio and interest coverage requirements) and the U.S. Bank Credit Agreement (including minimum annual operating results, minimum fixed charge coverage, minimum tangible capital basis, minimum cash flow coverage and minimum debt service coverage requirements). There can be no assurance that Poore Brothers will be in compliance with the financial covenants in the future. Any acceleration of the 9% Convertible Debentures or the borrowings under the U.S. Bank Credit Agreement prior to their respective maturities could have a material adverse effect upon Poore Brothers.

OUR COMMON STOCK MAY EXPERIENCE MARKET PRICE AND VOLUME FLUCTUATIONS AND HOLDERS OF OUR COMMON STOCK MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE PRICE THEY PAID FOR IT

         The market price of the Common Stock has experienced a high level of volatility since the completion of Poore Brothers' initial public offering in December 1996. Commencing with an offering price of $3.50 per share in the initial public offering, the market price of the Common Stock experienced a substantial decline, reaching a low of $0.50 per share (based on last reported sale price of the Common Stock on the NASDAQ SmallCap Market) on December 22, 1998. During fiscal 1999, the market price of the Common Stock (based on last reported sale price of the Common Stock on the Nasdaq SmallCap Market) ranged from a high of $1.69 per share to a low of $0.56 per share. The last reported sales price of the Common Stock on the Nasdaq SmallCap Market on October 20, 2000 was $2.28125 per share. There can be no assurance as to the future market price of the Common Stock.

OUR COMMON STOCK COULD BE DE-LISTED FROM THE NASDAQ SMALLCAP MARKET IF WE FAIL TO COMPLY WITH CERTAIN CONTINUED LISTING STANDARDS.

         In order for Poore Brothers' Common Stock to continue to be listed on the Nasdaq SmallCap Market, Poore Brothers is required to be in compliance with certain continued listing standards. One of such requirements is that the bid price of listed securities be equal to or greater than $1.00. As of November 9, 1998, the closing bid price of Poore Brothers' Common Stock had remained below $1.00 per share for thirty consecutive trading days. As a result, Poore Brothers received a notice from the Nasdaq Stock Market, Inc. ("Nasdaq") that Poore Brothers was not in compliance with the closing bid price requirements for continued listing of the Common Stock on the Nasdaq SmallCap Market and that such Common Stock would be de-listed after February 15, 1999 if the closing bid price was not equal to or greater than $1.00 per share for a period of at least ten consecutive trading days during the ninety-day period ending February 15, 1999. On February 9, 1999, Poore Brothers submitted to Nasdaq a request for a hearing to discuss the possibility of obtaining an extension of such ninety-day period. Poore Brothers' hearing request was granted by Nasdaq and a hearing was held on April 16, 1999. The de-listing of the Common Stock was stayed pending a determination by Nasdaq after the hearing. On October 19, 1999, Poore Brothers was notified by Nasdaq that a determination had been made to permit Poore Brothers' Common Stock to continue to be listed on the Nasdaq SmallCap Market. The determination was based upon Poore Brothers' compliance with the Nasdaq closing bid price requirement of $1.00 per share and the satisfaction by Poore Brothers of various information requests. If, in the future, Poore Brothers' Common Stock fails to be in compliance with the minimum closing bid price requirement for at least thirty consecutive trading days or Poore Brothers fails to be in compliance with any other Nasdaq continued listing requirements, then the Common Stock could be de-listed from the Nasdaq SmallCap Market. Upon any such de-listing, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market on the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"). As a consequence of any such de-listing, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, Poore Brothers' Common Stock.

THE MARKETS FOR OUR PRODUCTS ARE HIGHLY COMPETITIVE AND CERTAIN OF OUR COMPETITORS HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN US.

         The market for salty snack foods, such as those sold by Poore Brothers, including potato chips, tortilla chips, dips, pretzels and meat snacks, is large and intensely competitive. Competitive factors in the salty snack food industry include product quality and taste, brand awareness among consumers, access to supermarket shelf space, price, advertising and promotion, variety of snacks offered, nutritional content, product packaging and package design. Poore Brothers competes in that market principally on the basis of product quality and taste. The snack food industry is primarily dominated by Frito-Lay, Inc., which has substantially greater financial and other resources than Poore Brothers and sells brands that are more widely recognized than are Poore Brothers' products. Numerous other companies that are actual or potential competitors of Poore Brothers, many with greater financial and other resources (including more employees and more extensive facilities) than Poore Brothers, offer products similar to those of Poore Brothers. In addition, many of such competitors offer a wider range of products than that offered by Poore Brothers. Local or regional markets often have significant smaller competitors, many of whom offer batch fried products similar to those of Poore Brothers. Expansion of Company operations into new markets has and will continue to encounter significant competition from national, regional and local competitors that may be greater than that encountered by Poore Brothers in its existing markets. In addition, such competitors may challenge Poore Brothers' position in its existing markets. While Poore Brothers believes that its products and methods of operation will enable it to compete successfully, there can be no assurance of its ability to do so.

WE MAY INCUR SIGNIFICANT PROMOTIONAL AND SHELF SPACE COSTS WHICH COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

         Successful marketing of food products generally depends upon obtaining adequate retail shelf space for product display, particularly in supermarkets. Frequently, food manufacturers and distributors, such as Poore Brothers, incur additional costs in order to obtain additional shelf space. Whether or not Poore Brothers incurs such costs in a particular market is dependent upon a number of factors, including existing demand for Poore Brothers' products, relative availability of shelf space and general competitive conditions. Poore Brothers may incur significant shelf space or other promotional costs as a necessary condition of entering into competition in particular markets or stores. If incurred, such costs may materially adversely affect Poore Brothers' financial performance.

OUR BUSINESS WILL BE ADVERSELY IMPACTED IF OUR EXISTING AND FUTURE PRODUCTS DO NOT GET AND MAINTAIN CONSUMER ACCEPTANCE.

         Consumer preferences for snack foods are continually changing and are extremely difficult to predict. The ability of Poore Brothers to develop successful operations in new markets will depend upon customer acceptance of, and Poore Brothers' ability to manufacture, its products. There can be no assurance that Poore Brothers' products will achieve a significant degree of market acceptance, that acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient to permit Poore Brothers to recover start-up and other associated costs. In addition, there can be no assurance that Poore Brothers will succeed in the development of any new products or that any new products developed by Poore Brothers will achieve market acceptance or generate meaningful revenue for Poore Brothers.

OUR BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND RISKS THAT EXIST WITHIN THE FOOD PRODUCTS INDUSTRY.

         The food product industry in which Poore Brothers is engaged is subject to numerous uncertainties and risks outside of Poore Brothers' control. Profitability in the food product industry is subject to adverse changes in general business and economic conditions, oversupply of certain food products at the wholesale and retail levels, seasonality, the risk that a food product may be banned or its use limited or declared unhealthful, the risk that product tampering may occur that may require a recall of one or more of Poore Brothers' products, and the risk that sales of a food product may decline due to perceived health concerns, changes in consumer tastes or other reasons beyond the control of Poore Brothers.

OUR BUSINESS MAY BE ADVERSELY IMPACTED BY FLUCTUATIONS IN THE AVAILABILITY OF SUPPLIES AND THE PRICES OF SUPPLIES.

         Poore Brothers' manufacturing costs are subject to fluctuations in the prices of potatoes, potato flakes, wheat flour, corn and oil, as well as other ingredients of Poore Brothers' products. Potatoes, potato flakes, wheat flour and corn are widely available year-round. Poore Brothers uses a variety of oils in the production of its products. Poore Brothers is dependent on its suppliers to provide Poore Brothers with products and ingredients in adequate supply and on a timely basis. Although Poore Brothers believes that its requirements for products and ingredients are readily available, and that its business success is not dependent on any single supplier, the failure of certain suppliers to meet Poore Brothers' performance specifications, quality standards or delivery schedules could have a material adverse effect on Poore Brothers' operations. In particular, a sudden scarcity, a substantial price increase, or an unavailability of product ingredients could materially adversely affect Poore Brothers' operations. There can be no assurance that alternative ingredients would be available when needed and on commercially attractive terms, if at all.

WE DO NOT POSSESS PROPRIETARY MANUFACTURING METHODS WITH RESPECT TO OUR POTATO CHIP PRODUCTS. WE HAVE AN EXCLUSIVE RIGHT TO USE CERTAIN PATENTED TECHNOLOGY IN CONNECTION WITH CERTAIN OF OUR NON-POTATO CHIP PRODUCTS; HOWEVER SUCH PATENTS WILL EXPIRE BETWEEN 2004 AND 2006 AFTER WHICH TIME OUR COMPETITORS MAY USE THE PATENTED TECHNOLOGY IN THE MANUFACTURE OF THEIR PRODUCTS.

         The taste and quality of Poore Brothers(R), Bob's Texas Style(R) and Boulder Potato Company(TM) brand potato chips is largely due to two elements of Poore Brothers' manufacturing process: its use of batch frying and its use of distinctive seasonings to produce a variety of flavors. Poore Brothers does not have exclusive rights to the use of either element; consequently, competitors may incorporate such elements into their own processes. Poore Brothers licenses patented technology from a third party in connection with the manufacture of its Tato Skins(R), Pizzarias(R) and O'Boisies(R) brand products, and has an exclusive right to use such technology within North America until the patents expire between 2004 and 2006. Upon the expiration of the patents, competitors of Poore Brothers, certain of which may have significantly greater resources than Poore Brothers, may utilize the patented technology in the manufacture of products that are similar to those currently manufactured by Poore Brothers with such patented technology. The entry of any such products into the marketplace could have a material adverse effect on sales of Tato Skins(R), Pizzarias(R) and O'Boisies(R) brand products by Poore Brothers.

OUR BUSINESS COULD SUFFER IF WE LOSE THE BUSINESS OF CERTAIN OF OUR CUSTOMERS.

         One customer of Poore Brothers, Fry's Food Stores (a subsidiary of Kroger, Inc.), accounted for 14% of Poore Brothers' 1999 net sales and 11% of net sales for the nine months ended September 30, 2000. Another customer, Vend Supply of America, accounted for 15% of net sales for the nine months ended September 30, 2000. The remainder of Poore Brothers' net sales are derived from sales to a limited number of additional customers, either grocery chains or regional distributors, none of which individually accounted for more than 10% of Poore Brothers' sales during such periods. A decision by any major customer to cease or substantially reduce its purchases could have a material adverse effect on Poore Brothers' business.

OUR BUSINESS COULD SUFFER IF WE LOSE THE SERVICES OF KEY EXECUTIVES

         Poore Brothers' success is dependent in large part upon the abilities of its executive officers, including Eric J. Kufel, President and Chief Executive Officer, Glen E. Flook, Senior Vice President-Operations, Thomas W. Freeze, Senior Vice President and Chief Financial Officer, and John M. Silvestri, Senior Vice President-Sales and Marketing. The inability of the executive officers to perform their duties or the inability of Poore Brothers to attract and retain other highly qualified personnel could have a material adverse effect upon Poore Brothers' business and prospects. Poore Brothers does not maintain, nor does it currently contemplate obtaining, "key man" life insurance with respect to such employees. The employment of the executive officers of Poore Brothers is on an "at-will" basis. Poore Brothers has non-compete agreements with all of its executive officers.

FAILURE TO COMPLY WITH LAWS GOVERNING OUR BUSINESS OR MATERIAL CHANGES IN THE REGULATORY ENVIRONMENT RELATING TO OUR BUSINESS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         The packaged food industry is subject to numerous federal, state and local governmental regulations, including those relating to the preparation, labeling and marketing of food products. Poore Brothers is particularly affected by the Nutrition Labeling and Education Act of 1990 ("NLEA"), which requires specified nutritional information to be disclosed on all packaged foods. Poore Brothers believes that the labeling on its products currently meets these requirements. Poore Brothers does not believe that complying with the NLEA regulations materially increases Poore Brothers' manufacturing costs. There can be no assurance, however, that new laws or regulations will not be passed that could require Poore Brothers to alter the taste or composition of its products. Such changes could affect sales of Poore Brothers' products and have a material adverse effect on Poore Brothers.

WE MAY BE SUBJECT TO VARIOUS PRODUCT LIABILITY CLAIMS.

         As a manufacturer and marketer of food products, Poore Brothers may be subjected to various product liability claims. There can be no assurance that the product liability insurance maintained by Poore Brothers will be adequate to cover any loss or exposure for product liability, or that such insurance will continue to be available on terms acceptable to Poore Brothers. Any product liability claim not fully covered by insurance, as well as any adverse publicity from a product liability claim, could have a material adverse effect on the financial condition or results of operations of Poore Brothers.

ONE OF OUR MAJOR SHAREHOLDERS MAY, BY VIRTUE OF ITS SHARE OWNERSHIP, EXERCISE A SUBSTANTIAL INFLUENCE ON OUR BUSINESS AND AFFAIRS AS WELL AS THE MARKET FOR OUR COMMON STOCK.

         As a result of the Wabash Foods acquisition in October, 1999, Capital Foods, LLC ("Capital Foods") (an affiliate of the former owner of Wabash Foods) became the single largest shareholder of Poore Brothers, with approximately 31% of the outstanding shares of Common Stock (without giving effect to the possible exercise of a warrant to purchase 400,000 shares of Common Stock also held by Capital Foods). Accordingly, Capital Foods is in a position to exercise a substantial influence on the business and affairs of Poore Brothers and may be deemed (either alone or together with Company management) to control Poore Brothers. Although Poore Brothers is not aware of any plans or proposals on the part of Capital Foods to recommend or undertake any material change in the management or business of Poore Brothers, there is no assurance that Capital Foods will not adopt or support any such plans or proposals in the future. Apart from transfer restrictions arising under applicable provisions of the securities laws, there are no restrictions on the ability of Capital Foods to transfer any or all of its shares of Common Stock at any time. One or more of such transfers could have the effect of transferring control of Poore Brothers to one or more parties not currently known to Poore Brothers. Following expiration of the required holding period (one year, in the case of reliance upon the exemption provided by Rule 144 under the Securities Act) for the shares of Common Stock held by Capital Foods, Capital Foods (or other holder(s) of such shares) will be generally free to resell any or all of such shares without registration under the Securities Act. Such sales will be subject to volume limitations under Rule 144 only if Capital Foods or such other holder is deemed an "affiliate" of Poore Brothers at or about the time of resale or resells shares prior to completion of a two-year holding period. In addition, Capital Foods or its transferees have certain "piggyback" registration rights which will permit such resales pursuant to an effective registration statement under the Securities Act. Depending upon their timing, magnitude and other factors, such resales, or the possibility thereof, could adversely affect the market price of the Common Stock.

IT MAY BE DIFFICULT FOR A THIRD PARTY TO ACQUIRE OUR COMPANY, WHICH COULD DEPRESS OUR STOCK PRICE.

         Poore Brothers' Certificate of Incorporation authorizes the issuance of up to 50,000 shares of "blank check" Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors of Poore Brothers. Poore Brothers may issue such shares of Preferred Stock in the future without shareholder approval. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging, delaying or preventing a change of control of Poore Brothers, and preventing holders of Common Stock from realizing a premium on their shares. In addition, under Section 203 of the Delaware General Corporation Law (the "DGCL"), Poore Brothers is prohibited from engaging in any business combination (as defined in the DGCL) with any interested shareholder (as defined in the DGCL) unless certain conditions are met. This statutory provision could also have an anti-takeover effect.

                                 USE OF PROCEEDS

         The proceeds received by Poore Brothers upon the exercise of Options by the Selling Shareholders will be approximately $4,011,537. However, there can be no assurance as to the number of Options, if any, which will be exercised. Poore Brothers anticipates that the net proceeds of Option exercises, if any, will be allocated to working capital and general corporate purposes, which will be applied, to the extent necessary, to Poore Brothers' operations. Any and all of the Shares which may be sold pursuant to this Prospectus will be sold by the Selling Shareholders for their own accounts. Poore Brothers will receive none of the proceeds from the sale of the Shares.

                              SELLING SHAREHOLDERS

         The following table sets forth with respect to each listed person (each, a "Selling Shareholder"): (i) the name of such Selling Shareholder, (ii) such Selling Shareholder's position or other material relationship with Poore Brothers; (iii) the number of shares of Common Stock owned by such Selling Shareholder at September 30, 2000, (iv) the number of shares of Common Stock to be registered pursuant to this Prospectus, and (v) the number of shares of Common Stock to be owned by such Selling Shareholder after the sale of all shares to be registered pursuant to this Prospectus.

                       POSITION WITH COMPANY                        NUMBER OF SHARES      NUMBER OF
                         OR OTHER MATERIAL          NUMBER OF       REGISTERED UNDER     SHARES OWNED
     NAME                  RELATIONSHIP          SHARES OWNED(1)    THIS PROSPECTUS     AFTER OFFERING
     ----                  ------------          ---------------    ---------------     --------------
Thomas E. Cain                Director                25,000              25,000                   0

Glen E. Flook         Senior Vice President -        451,000             450,000               1,000
                             Operations

Thomas W. Freeze       Senior Vice President,        537,000             535,000               2,000
                      Chief Financial Officer,
                       Secretary, Treasurer,
                              Director

Mark S. Howells          Director, Chairman          798,137             330,000             468,137

Eric J. Kufel             President, Chief           920,000             915,000               5,000
                         Executive Officer,
                              Director

James W. Myers                Director                30,000              30,000                   0

Robert C. Pearson             Director                45,000              45,000                   0

Aaron M. Shenkman             Director                92,000              55,000              37,000

John M. Silvestri     Senior Vice President -        200,000             200,000                   0
                        Sales and Marketing

----------
(1) The number of shares owned by listed individuals includes restricted stock and options to purchase Common Stock under the Plan, whether or not exercisable as of, or within sixty days of, the date of this Prospectus as well as shares of Common Stock beneficially owned by the Selling Shareholders.

                              PLAN OF DISTRIBUTION

         The Shares offered hereby may be sold from time to time directly to purchasers by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer their Shares through brokers, dealers or agents who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Shareholders and/or the purchasers of the Common Stock for whom they may act as agent. The Selling Shareholders and any brokers, dealers or agents that participate in the distribution of the Common Stock offered hereby may be deemed to be underwriters, and any profit on the sale of the Common Stock offered hereby by them and any discounts, commissions or concessions received by any such brokers, dealers and agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Shares offered hereby may be sold from time to time in one or more transactions by block trading, in negotiated transactions, through the writing of options on such shares, or a combination of such methods of sale, at fixed offering prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices or by a combination of such methods. The Selling Shareholders are not restricted as to the price or prices at which they may sell their Shares. Sales of such shares at less than the market price may depress the market price of the Common Stock.

         Poore Brothers will pay substantially all of the expenses incident to the offering and sale of the Common Stock offered hereby to the public other than commissions and discounts of brokers, dealers or agents.

         In order to comply with certain state securities laws, if applicable, the shares of Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock offered hereby may not be sold unless it has been registered or qualifies for sale in such state or an exemption from registration or qualification is available and is complied with.

         There can be no assurance that any of the Selling Shareholders will sell any or all of the shares of Common Stock offered by them hereunder.

                                  LEGAL MATTERS

         Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon for Poore Brothers by Cobb & Eisenberg LLC, Westport, Connecticut.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents which have heretofore been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act are incorporated by reference herein and shall be deemed to be a part hereof:

          (a)  The   Registrant's   Annual   Report  on  Form   10-KSB  for  the
               Registrant's fiscal year ended December 31, 1999;

          (b)  The  Registrant's   Quarterly  Report  on  Form  10-QSB  for  the
               three-month period ended March 31, 2000;

          (c)  The  Registrant's   Quarterly  Report  on  Form  10-QSB  for  the
               three-month period ended June 30, 2000;

          (d) The Registrant's Current Report on Form 8-K filed with the Commission on June 12, 2000, regarding the acquisition by the Registrant of Boulder Natural Foods, Inc. and Boulder Potato Company(TM)brand potato chips;

          (e) The Registrant's Proxy Statement dated April 17, 2000 concerning its Annual Meeting of Shareholders held on May 22, 2000; and

          (f) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2 filed with the Commission on December 5, 1996 pursuant to the Securities Act (Registration No. 333-5594-LA), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-KSB covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation, as amended, of the Registrant provides that no director shall have any personal liability to the Registrant or its shareholders for any monetary damages for breach of fiduciary duty as a director, except that the Certificate of Incorporation does not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Registrant or its shareholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit.

         The By-Laws of the Registrant provide that:

              (a) The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

              (b) The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

              (c) To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

              (d) Any indemnification under Subsections (a) and (b) above (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

              (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Registrant as authorized in this Section.

              (f) The indemnification provided by this Section shall be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled by any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

              (g) The Registrant is authorized, according to the discretion of the Board of Directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant must indemnify him against such liability under the provisions of this Section.

              (h)  For  purposes  of  these   provisions,   references  to  "the
Registrant" shall include, in addition to the Registrant, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under these provisions with respect to the resulting corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Each of Eric Kufel, Thomas Freeze, Glen Flook and John Silvestri has entered into an employment agreement with the Registrant which provides, in part, that the Registrant, each of its subsidiaries and affiliated entities shall indemnify and hold him harmless and defend him for, from and against all claims, liabilities, obligations, fines, penalties and other matters and all costs and expenses relating thereto that the Registrant and/or such subsidiary or affiliated entity is permitted by applicable law. Each of Messrs. Kufel and Freeze is a Director and executive officer of the Registrant. Each of Messrs. Flook and Silvestri is an executive officer of the Registrant.

ITEM 8. EXHIBITS

Exhibit               Description
-------               -----------

  4.1     Poore Brothers, Inc. 1995 Stock Option Plan, as amended.

  4.3     Form of Stock Option  Agreement  (incorporated by reference to Exhibit
          4.3 to the Registrant's Registration Statement on Form S-8 filed with the Commission on April 29, 1997 (Commission File No. 333-26117)).

  5.1     Opinion of Cobb & Eisenberg LLC

  23.1    Consent of Arthur Andersen LLP

  23.2    Consent of Cobb & Eisenberg LLC (included in Exhibit 5.1).

  24      Power of Attorney (contained on signature page hereof).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodyear, State of Arizona, on this 26th day of October, 2000.

                                          POORE BROTHERS, INC.


                                          By: /s/ Thomas W. Freeze
                                              ----------------------------------
                                              Thomas W. Freeze
                                              Senior Vice President and
                                              Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Eric J. Kufel his true and lawful attorney-in-fact, to act for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of shares of Common Stock, par value $.01 per share, of Poore Brothers, Inc., and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                        Title                         Date
       ---------                        -----                         ----

/s/ Eric J. Kufel              President, Chief Executive       October 26, 2000
----------------------------   Officer, Director
Eric J. Kufel                  (Principal Executive Officer)


/s/ Thomas W. Freeze           Senior Vice President, Chief     October 26, 2000
----------------------------   Financial Officer, Secretary,
Thomas W. Freeze               Treasurer, Director (Principal
                               Financial Officer and Principal
                               Accounting Officer)

/s/ Mark S. Howells            Director, Chairman               October 26, 2000
----------------------------
Mark S. Howells

/s/ Thomas E. Cain             Director                         October 26, 2000
----------------------------
Thomas E. Cain

/s/ James W. Myers             Director                         October 26, 2000
----------------------------
James W. Myers

/s/ Robert C. Pearson          Director                         October 26, 2000
----------------------------
Robert C. Pearson

/s/ Aaron M. Shenkman          Director                         October 26, 2000
----------------------------
Aaron M. Shenkman

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER      EXHIBIT
------      -------

4.1         Poore Brothers, Inc. 1995 Stock Option Plan, as amended.

5.1         Opinion of Cobb & Eisenberg LLC

23.1        Consent of Arthur Andersen LLP